EXHIBIT 11

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



We hereby consent to the incorporation by reference into the Prospectus and Statement of Additional Information in Post-Effective Amendment No. 13 to the Registration Statement on Form N-1A of Composite Deferred Series, Inc., of our report dated January 19, 1996, on the financial statements and financial highlights included in the December 31, 1995 Annual Report to Shareholders of Composite Deferred Series, Inc. We further consent to the reference to our Firm under the headings "Financial Highlights" in the Prospectus and "Independent Public Accountants" in the Statement of Additional Information.

/s/  LeMaster & Daniels, PLLC
LeMaster &  Daniels, PLLC
Spokane, Washington
January 19, 1996

                                   EXHIBIT 11

                     INDEPENDENT PUBLIC ACCOUNTANTS' REPORT

TO THE BOARD OF DIRECTORS AND SHAREHOLDER
COMPOSITE DEFERRED SERIES, INC.

We have audited the accompanying statements of assets and liabilities, including the investment portfolios, of Composite Deferred Series, Inc. (comprising, respectively, the Growth, Northwest, Income, and Money Market Portfolios) as of December 31, 1995, and the related statements of operations for the year then ended, and the statements of changes in net assets for the years ended December 31, 1995 and 1994. For the Growth, Income, and Money Market Portfolios, we have audited the financial highlights for each of the five years in the period ended December 31, 1995. For the Northwest Portfolio, we have audited the financial highlights for the years ended December 31, 1995, 1994, and 1993. These financial statements and financial highlights are the responsibility of the Funds' management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standarads require that we plan and perform the audit to obtian reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirming securities owned as of December 31, 1995, by correspondence with the custodian. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and the financial highlights referred to above present fairly, in all material respects, the financial position of each of the respective portfolios constituting Composite Deferred Series, Inc., as of December 31, 1995, and the results of their operations, the changes in their net assets, and their financial highlights for the above stated periods in conformity with generally accepted accounting principles.

/s/ LeMaster & Daniels, PLLC
Certified Public Accountants

Spokane, Washington
January 19, 1996